UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):    December 1, 2006
                                                          ----------------

                            MUELLER INDUSTRIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                         1-6770                     25-0790410
   --------                         ------                     ----------
(State or other                (Commission File              (IRS Employer
jurisdiction of                    Number)                 Identification No.)
incorporation)


           8285 Tournament Drive Suite 150
                  Memphis, Tennessee                              38125
                  ------------------                              -----
         (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code:    (901) 753-3200
                                                            --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 1, 2006, Mueller Industries, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement") among the Company (as borrower), Lasalle Bank Midwest National Association ("Lasalle") (as agent) and certain lenders (including Lasalle) named therein. The Credit Agreement replaces the Company's prior credit agreement among the Company (as borrower), Lasalle (as agent) and certain lenders (including Lasalle) named therein, dated as of November 6, 2003 and amended as of September 27, 2004 and April 12, 2006.

The Credit Agreement provides for an unsecured $200 million revolving credit facility, which matures in December 2011. The Company has the option to increase the size of the credit facility to $250 million upon satisfaction of certain conditions set forth in the Credit Agreement. Funds borrowed under the Credit Agreement may be used by the Company for working capital, acquisitions and other general corporate purposes.

Borrowings under the Credit Agreement bear interest, at the Company's option, at
(i) LIBOR plus a variable premium or (ii) the greater of Prime or the Federal Funds rate plus 0.50 percent. LIBOR advances may be based upon the one, two, or three-month LIBOR. The variable premium over LIBOR is based on certain financial ratios, and can range from 27.5 to 67.5 basis points. Additionally, a facility fee is payable quarterly on the aggregate amount of the commitments (whether used or unused) and varies from 10.0 to 20.0 basis points based upon the Company's capitalization ratio. Availability of funds under the credit facility is reduced by the amount of certain outstanding letters of credit.

Borrowings under the Credit Agreement require the Company, among other things, to meet certain minimum financial ratios. The Credit Agreement also contains certain covenants relating to the Company's 6% Subordinated Debentures.

Amounts borrowed under the Credit Agreement by the Company are guaranteed on a joint and several basis by certain of the Company's wholly-owned subsidiaries.

There is no material relationship between the Company and any of the parties to the Credit Agreement other than in respect to the Credit Agreement and other routine commercial banking services.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under Item 1.01 with respect to the Credit Agreement is hereby incorporated by reference.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.         Description
-----------         -----------

10.1 Credit Agreement, dated as of December 1, 2006, among the Company (as borrower), Lasalle Bank Midwest National Association (as agent), and certain lenders named therein.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MUELLER INDUSTRIES, INC.,


                                    By:   /s/ Gary C. Wilkerson
                                       -----------------------------------------
                                    Name:   Gary C. Wilkerson
                                    Title:  Vice President, General Counsel and
                                            Secretary

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

10.1 Credit Agreement, dated as of December 1, 2006, among the Company (as borrower), Lasalle Bank Midwest National Association (as agent), and certain lenders named therein.